Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

SORL Auto Parts, Inc.
No. 1169 Yumeng Road
Ruian Economic Development Zone
Ruian City, Zhejiang Province
People’s Republic of  China

We consent to the use in the Registration Statement on Form S-1 of our report dated April 1, 2004 relating to the audit of the consolidated financial statements of Ruili Group Corporation China (now known as SORL Auto Parts, Inc.) for the year ended December 31, 2003, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration  Statement.

/s/ Clancy and Co., P.L.L.C.

Scottsdale, AZ

August 30, 2006